SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                             FORM 8-K


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934


                             Date of Report:  March 31, 1997


                             MIDDLESEX WATER COMPANY
              (Exact name of registrant as specified in its charter)


          NEW JERSEY                   0-422            22-1114430
(State or other jurisdiction of       (Commission      (I.R.S. Employer
incorporation or organization)         File Number)     Identification
No.)


           1500 RONSON ROAD, P.O. BOX 1500, ISELIN, NEW JERSEY 08830 (Address of principal executive offices, including zip code)



                               (908) 634-1500
            (Registrant's telephone number, including area code)

MIDDLESEX WATER COMPANY


Item 5.       Other Events


Middlesex Water Company has entered into a contract to acquire Public Water Supply Company, Inc. a water system serving 2,400 customers in Sussex County in Southern Delaware.

Under the terms of the contract, Middlesex Water will exchange preferred stock convertible into approximately 135,000 shares of its common stock for 100% of the shares of Public. The acquisition is subject to approval by the New
Jersey Board of Public Utilities and the Delaware Public Service Commission.

MIDDLESEX WATER COMPANY


SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




                             MIDDLESEX WATER COMPANY
                            (Registrant)






Date: March 31, 1997       /Marion F. Reynolds/
                            Marion F. Reynolds
                            Vice President, Secretary and Treasurer